EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated April 19, 2022, is between GLOBAL TECH INDUSTRIES GROUP, INC. (“Assignor”), and PARABOLIC TECH DMCC (“Assignee”). Assignor and Assignee are sometimes collectively referred to as the “Parties” and individually referred to as a “Party”.

WHEREAS, pursuant to that certain Asset Purchase Agreement dated April 19, 2022 by and between Assignor and Assignee (the “Asset Purchase Agreement”), Assignor desires to assign its rights and obligations (the “Assumed Assets”), and Assignee desires to assume Assignor’s rights and obligations, under the Contracts listed or described on Exhibit A hereto (the “Assumed Liabilities”) pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

(a) Capitalized Terms. Capitalized terms used in this Agreement shall, unless defined herein, have the meaning given to such terms in the Asset Purchase Agreement.

(c) Effective Time. This Agreement and the assignment and assumption provided for in this Agreement shall be effective at the Effective Time.

(d) Assignment by Assignor. As of the Effective Time, Assignor hereby transfers, assigns, conveys and delivers to Assignee, all of its rights under the Assumed Assets and all obligations under the Assumed Liabilities.

(e) Assumption by Assignee. Assignee hereby fully and completely assumes and agrees to perform all of Assignor’s duties, liabilities, and obligations under the Assumed Liabilities (i) arising from and after the Effective Time and (ii) arising in connection with the Alt 5 Payables described in Exhibit A of this Agreement.

(f) Counterparts; Further Assurances. The Parties may execute this Agreement in any number of counterparts, separately or together. The Parties shall from time to time execute and deliver to each other such other documents, in form and substance satisfactory to the other, as may be necessary or appropriate to more fully accomplish the assignment and assumption contemplated hereby.

(g) Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

(h) Successors. This Assignment shall inure to the benefit of and is binding upon the respective successors and permitted assigns of Assignor and Assignee.

(i) Entire Agreement, Etc. This Agreement and the Asset Purchase Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

(j) Governing Law; Venue. This Agreement and the rights and obligations of the Parties shall be governed by, construed, and enforced in accordance with laws of New York without giving effect to the conflict of laws rules thereof.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement to be effective as of the Effective Time.

ASSIGNOR: GLOBAL TECH INDUSTRIES GROUP, INC.		ASSIGNEE: PARABOLIC TECH DMCC

By:	/s/ David Reichman	By:	/s/ MD Shoan Rahman
Name:	David Reichman	Name:	MD Shoan Rahman
Title:	Chief Executive Officer	Title:	Managing Director

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSUMED LIABILITIES

1.	Digital Asset Platform Master Service Agreement between Assignor and Alt 5 Alt 5 Sigma, Inc. (“Alt 5”), a Delaware corporation, dated May 1, 2021, and all Statements of Work, Purchase Orders or other work or service orders issued pursuant to such agreement or any separate agreement between Alt 5 (or its affiliates) and Assignor (the “Alt 5 Agreeement”).

2.	$35,000 in accounts payable to Alt 5 pursuant to the Alt 5 Agreement (the “Alt 5 Payables”).

EXHIBIT B

BILL OF SALE

BILL OF SALE

This Bill of Sale (the “Bill of Sale”) is made and entered into by and between GLOBAL TECH INDUSTRIES GROUP, INC. (“Seller”), and PARABOLIC TECH DMCC (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Asset Purchase Agreement dated April 19, 2022 (the “Asset Purchase Agreement”) by and between Seller and Buyer, Seller is conveying to Buyer all rights, title and interests of Seller in and to any and all Purchased Assets (as such term is defined in the Asset Purchase Agreement) “as is,” and “where is.”

NOW, THEREFORE, in consideration of the mutual promises contained in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged and confessed by Seller, effective as the Effective Time, Seller does hereby ASSIGN, TRANSFER, SET OVER, CONVEY, and DELIVER to Buyer, its successors and assigns, all of its rights, title, and interests in and to the Purchased Assets.

TO HAVE AND TO HOLD the Purchased Assets unto Buyer, its successors and assigns, forever, free and clear of all liens, security interests and encumbrances, so that neither Seller, its successors or assigns or any third parties shall have, claim or demand any right or title thereto as of the Effective Time.

Seller and Buyer may execute this Bill of Sale in any number of counterparts, separately or together.

Except as provided in the Asset Purchase Agreement, this is the final and exclusive expression of the agreement of Seller and Buyer as to the subject matter hereof, and no course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Bill of Sale. In the event of a conflict between the terms of this Bill of Sale and the Asset Purchase Agreement, the Asset Purchase Agreement shall control. Capitalized terms used in this Bill of Sale shall, unless defined herein, have the meanings given to such terms in the Asset Purchase Agreement.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Bill of Sale to be effective as of the Effective Time.

SELLER: GLOBAL TECH INDUSTRIES GROUP, INC.		BUYER: PARABOLIC TECH DMCC

By:		By:
Name:	David Reichman	Name:	MD Shohan Rahman
Title:	Chief Executive Officer	Title:	Managing Director

EXHIBIT A TO BILL OF SALE

PURCHASED ASSETS

Intellectual Property (IP)

1.	Beyond Blockchain trade or service names and marks

2.	Beyond Blockchain URL (beyondblockchain.us)

3.	Copyrights of Seller, to the extent applicable, in and to the Beyond Blockchain Website

4.	Copyrights of Seller, to the extent applicable, in and to the Beyond Blockchain Mobile App (iOS & Android)

5.	Any other Intellectual Property owned by Seller solely related to, and used solely in connection with, the Beyond Blockchain Business

Non-IP Assets

1.	Beyond Blockchain Website (beyondblockchain.us)

2.	Beyond Blockchain Mobile App (iOS & Android)

3.	Beyond Blockchain Customer Lists (including Beyond Blockchain customer account data)

EXHIBIT C

INTELLECTUAL PROPERTY ASSIGNMENT